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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




       Date of report (Date of earliest event reported):  JANUARY 2, 1996


                            RESPONSE ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
                 (State or other jurisdiction of incorporation)


            0-15416                                 62-1212264
   (Commission File Number)              (I.R.S. Employer Identification No.)


               1775 MORIAH WOODS BLVD., MEMPHIS, TENNESSEE  38117
          (Address of principal executive offices, including Zip Code)


                                 (901) 761-7000
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On January 2, 1996, the Registrant acquired (the "Transaction") from unaffiliated individual sellers (the "Sellers") 100% of the issued and outstanding common stock (the "Acquired Stock") of Oncology Hematology Group of South Florida, Inc., a Florida corporation (the "Acquired Business"). The total consideration (the "Purchase Price") for the Acquired Stock was approximately $12.1 million, approximately $5.3 million of which was paid in cash, approximately $5.0 million paid in the form of the Registrant's long-term unsecured interest-bearing amortizing promissory note (the "Long-Term Note") and the balance being paid over 16 calendar quarters at the rate of $50,000 per quarter. The quarterly payments of interest and principal under the Long-Term Note may, at the election of the Sellers, acting through a duly-appointed attorney-in-fact, be paid in shares of common stock of the Registrant (the "Registrant Common Stock") based on a conversion price in excess of the current market price of the Registrant's common stock. The delivery of the Long-Term Note and the Registrant Common Stock potentially issuable by the Registrant in full or partial satisfaction of the Long-Term Note have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

      The Acquired Stock was purchased by the Registrant directly from the Sellers, who constituted all of the stockholders of the Acquired Business. At the time of the Transaction, no Seller had a material relationship with the Registrant. Upon consummation of the Transaction, the Acquired Business became a wholly owned subsidiary of the Registrant, the assets of which include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain sublease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

      Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the "New PC") entered into a long-term management services agreement (the "Service Agreement") with the New PC providing for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the New PC. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects fo the New PC's business and will permit the New PC to use office space, equipment and other assets owned or leased by the Registrant in exchange for an agreed-upon management fee.

      The cash portion of the Purchase Price was provided from working capital of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      It is impracticable for the Registrant to provide with this Current Report the financial statements for the Acquired Business required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as it becomes available, but in any event no later than March 17, 1996.

      In addition to the foregoing, the following exhibits are filed as a part of this report:

1. Stock Purchase Agreement by and among Response Oncology, Inc., Stockholders of Oncology Hematology Group of South Florida, P.A. and South Florida Oncology Hematology Associates, P.A. dated December 28, 1995.

2. Service Agreement between Response Oncology, Inc. and Oncology Hematology Group of South Florida, P.A. dated January 2, 1996.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RESPONSE ONCOLOGY, INC.


Dated:  January 17, 1996           By:/s/ Daryl P. Johnson
                                      -----------------------------------------
                                      Daryl P. Johnson, Chief Financial Officer
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                                 EXHIBIT INDEX


                                                                                               SEQUENTIALLY
EXHIBIT                                                                                          NUMBERED
NUMBER                               DESCRIPTION OF EXHIBIT                                        PAGE
------                               ----------------------                                        ----
10(m)      Stock Purchase Agreement by and among Response Oncology, Inc., Stockholders of
           Oncology Hematology Group of South Florida, P.A. and South Florida Oncology
           Hematology Associates, P.A. dated December 20, 1995

10(n)      Service Agreement between Response Oncology, Inc. and Oncology Hematology Group
           of South Florida, P.A. dated January 2, 1996
